UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2016

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2016, Richard Pawlowski, the Company’s Chief Financial Officer, tendered his resignation from the Company, to be effective April 11, 2016.

On April 7, 2016, the Company entered into an employment agreement with Dexter Newman pursuant to which he will succeed Mr. Pawlowski as the Company’s Chief Financial Officer, commencing April 11, 2016. Under the employment agreement, which is for an indefinite term, Mr. Newman is entitled to receive an annual base salary of $270,000 and is eligible for annual bonus compensation. For the partial 2016 fiscal year, Mr. Newman will be entitled to receive a bonus subject to the achievement of milestones to be determined by the Company’s board of directors (the “Board”). The target amount of such bonus is 50% of Mr. Newman’s base salary; however the actual amount of such bonus will be pro-rated based on the number of days during fiscal 2016 that Mr. Newman was employed by the Company. Subsequent to fiscal 2016, Mr. Newman will be eligible to receive a discretionary annual bonus in the discretion of the Board based upon his achievement of milestones to be determined by the Board prior to the commencement of each fiscal year. The target amount of each subsequent annual bonus will be determined by the Board, but is expected be 50% of Mr. Newman’s base salary. Mr. Newman may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Mr. Newman has agreed not to compete with the Company during the term of his employment and for a period of twelve months thereafter. For purposes of the noncompetition restriction, competition includes engaging, owning, having an interest, or participating in the financing, operation, management or control of any person, firm, corporation or business whose primary business is the retail sale of barbeque format food or whose restaurant business derives at least 30% of its food-related revenues from the sale of barbeque type food or barbeque-related products, in each case in the United States, the Commonwealth of Puerto Rico, Canada, the United Arab Emirates and in any other country or U.S. territory in which the Company does business during the employment term. Mr. Newman has also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Under the employment agreement, if Mr. Newman’s employment is terminated by the Company for any reason other than “Cause,” death or disability, or if Mr. Newman resigns for “Good Reason” (as such terms are defined in the employment agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary for a twelve month period following the termination date. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Newman are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

Pursuant to the employment agreement, and on the effective date thereof, the Company will grant Mr. Newman a ten-year, 70,000 share non-qualified stock option under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) that will vest in approximately equal monthly installments over four years (the “Stock Option”). The Stock Option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date. In the event of a Change of Control (as defined in the 2015 Plan) during the employment term, the Stock Option will accelerate and become fully vested and exercisable immediately prior to such Change of Control. In the event of a Corporate Transaction (as defined in the 2015 Plan), at the option of the Board, Mr. Newman must exercise the Stock Option (a “Forced Exercise”) or such failure to exercise will result in termination of the Stock Option. Also in the event of a Corporate Transaction in which the Board does not impose a Forced Exercise, the Board may elect to terminate the Stock Option in exchange for a cash payment to Mr. Newman in an amount equal to the product obtained by multiplying (i) the amount (if any) by which the transaction proceeds per share exceed the exercise price per share covered by the Stock Option by (ii) the number of shares of common stock covered by the Stock Option. The Stock Option will terminate in its entirety if not exercised within ninety (90) days of Mr. Newman’s termination of employment with the Company.

Mr. Newman, age 36, most recently served as Vice President and a Division Chief Financial Officer at Bloomin’ Brands, a casual dining company with more than 1,400 restaurants in 49 states and 21 countries and territories. He was formerly that company’s Vice President and Treasurer, and Head of Risk Management from October 2012 through October 2013. From February 2002 to August 2012 he was employed in numerous roles with Best Buy Co., Inc., most recently serving as Senior Director and Chief Financial Officer of Best Buy’s Private Brands and Global Sourcing Group, and previously serving as Senior Director and Deputy Treasurer. Prior to his role within Treasury at Best Buy, Mr. Newman worked as Director, Strategy Development and Operations for Best Buy International and held numerous other roles within the company’s finance function. Before joining Best Buy, Mr. Newman spent two years with Scotiabank. He holds a Bachelor of Arts degree from Saint John’s University, and a Master of Business Administration from the University of St. Thomas.

The foregoing summaries of the employment agreement and stock option agreement are qualified in all respects by the employment agreement and stock option agreement themselves, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

10.1	Employment Agreement dated effective April 11, 2016 between Famous Dave’s of America, Inc. and Dexter Newman

10.2	Stock Option Agreement dated April 11, 2016 between Famous Dave’s of America, Inc. and Dexter Newman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: April 13, 2016	By:	/s/ John P. Beckman

Name:	John P. Beckman
Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated effective April 11, 2016 between Famous Dave’s of America, Inc. and Dexter Newman

10.2	Stock Option Agreement dated April 11, 2016 between Famous Dave’s of America, Inc. and Dexter Newman